Earnings Call: Third Quarter 2023 October 24, 2023 (NASDAQ: IBCP)

Cautionary note regarding forward-looking statements This presentation contains forward-looking statements, which are any statements or information that are not historical facts. These forward-looking statements include statements about our anticipated future revenue and expenses and our future plans and prospects. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. For example, deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding to us, lead to a tightening of credit, and increase stock price volatility. Our results could also be adversely affected by changes in interest rates; increases in unemployment rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of our investment securities; legal and regulatory developments; changes in customer behavior and preferences; breaches in data security; and management’s ability to effectively manage the multitude of risks facing our business. Key risk factors that could affect our future results are described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2022 and the other reports we file with the SEC, including under the heading “Risk Factors.” Investors should not place undue reliance on forward-looking statements as a prediction of our future results. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise. 2 2

• Formal Remarks − William B. (Brad) Kessel President and Chief Executive Officer − Gavin A. Mohr Executive Vice President and Chief Financial Officer − Joel Rahn Executive Vice President – Commercial Banking • Question and Answer session • Closing Remarks Note: This presentation is available at www.IndependentBank.com in the Investor Relations area under the “Presentations” tab. Agenda 3

3Q23 Overview • Total deposits increased at a 10.5% annualized rate • Total loans increased 12% annualized while maintaining disciplined approach to new loan production • New loan production largely focused on new commercial clients that bring deposits to the bank • Asset quality remained exceptional with NPAs/Total Assets at 0.10% and net recoveries in the quarter • Continued rotation into higher yielding assets helped to offset an increase in deposit costs and keep net interest margin relatively stable at 3.25% compared to 3.26% in 2Q’23. • Disciplined expense control results in efficiency ratio improving to 57.5% from 59.3% in 3Q23 • ROAA improved to 1.34% from 1.18% in prior quarter, while ROAE improved to 18.7% from 16.3% • Total Capital Ratio of 13.6% • Strong capital position enabled company to be opportunistic and repurchase 88,401 shares at an average price per share of $19.15. • Balance sheet liquidity remains high with loan-to-deposit ratio of 82% • Net income of $17.5 million, or $0.83 per diluted share, compared to $17.3 million, or $0.81 per diluted share, in 3Q22 • Pre-tax, pre-provision income of $23.0 million, an increase of 7% from $21.5 million in 2Q23 • Increases in both net interest income and non-interest income compared to 2Q23 • Strong profitability and prudent balance sheet management results in further growth in tangible book value per share Healthy Capital & Liquidity Positions Positive Trends in Key Metrics Strong Balance Sheet Supports Continued Loan Growth 3Q’23 Earnings 4

Low-Cost Deposit Franchise Focused on Core Deposit Growth • Substantial core funding – $3.87 billion of non-maturity deposit accounts (84.4% of total deposits). • Core deposit increase of $112.6 million (10.5% annualized) in 3Q’23. • Total deposits increased $206.5 million (6.3% annualized) since 12/31/22 with non-interest bearing down $128.1 million, savings and interest- bearing checking down $43.4 million, reciprocal up $197.3 million, time up $156.4 million and brokered time up $24.3 million. • Deposits by Customer Type: − Retail – 48.3% − Commercial – 35.3% − Municipal – 16.4% Deposit Composition 9/30/23 Cost of Deposits (%)/Total Deposits ($B) Core Deposits: 84.4% Non-interest Bearing 25% Savings and Interest- bearing Checking 42% Reciprocal 17% Time 10% Brokered 5% 5 $ 3 .9 $ 4 .1 $ 4 .1 $ 4 .2 $ 4 .3 $ 4 .3 $ 4 .4 $ 4 .5 $ 4 .5 $ 4 .6 0 .1 2% 0 .1 1% 0 .0 9% 0 .0 7% 0 .1 1% 0 .3 3% 0 .7 8% 1 .2 6% 1 .5 7% 1 .8 0 % Q 2 '2 1 Q 3 '2 1 Q 4 '2 1 Q 1 '2 2 Q 2 '2 2 Q 3 '2 2 Q 4 '2 2 Q 1 '2 3 Q 2 '2 3 Q 3 '2 3 Total Deposits Cost Of Deposits $4.6B

6

Historic IBC Cost of Funds (excluding sub debt) vs. the Federal Funds Rate (with Deposit Balances)



Cumulative Cycle Beta = 32.6%
Federal Funds Rate
Deposit Balances ($ in thousands)
6.0%
5.5%
5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
0.0%
5,000,000
4,500,000
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
0.51%
0.60%
0.73%
0.82%
0.85%
0.85%
0.30%
0.23%
0.39%
0.14%
0.12%
0.11%
0.10%
0.33%
0.79%
1.25%
1.57%
1.80%
Dec-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19
Dec-19
Mar-20
Jun-20
Sep-20
Dec-20
Mar-21
Jun-21
Sep-21
Dec-21
Mar-22
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23
Sep-23
IB COF
Fed Funds Spot
Fed Effective
Total Deposits

Member FDIC EQUAL HOUSING LENDER

Be Independent

Diversified Loan Portfolio Focused on High Quality Growth • Portfolio loan changes in 3Q’23: − Commercial – increased $88.0 million. …Average new origination yield of 7.52% vs a 6.72% portfolio yield. − Mortgage – increased $34.5 million. …Average new origination yield of 7.17% vs a 4.57% portfolio yield. − Installment – decreased $12.1 million. …Average new origination yield of 8.23% vs a 5.40% portfolio yield. • Mortgage loan portfolio weighted average FICO of 754 and average balance of $181,980. • Installment weighted average FICO of 758 and average balance of $26,052. • Commercial loan rate mix: − 49% fixed / 51% variable. − Indices – 56% tied to Prime, 1% tied to a US Treasury rate and 43% tied to SOFR. • Mortgage loan (including HELOC) rate mix: − 62% fixed / 38% adjustable or variable. − 22% tied to Prime, 10% tied to a US Treasury rate and 69% tied to SOFR. Note: Portfolio loans exclude loans HFS. Loan Composition 9/30/23 Yield on Loans (%)/ Total Portfolio Loans ($B) Commercial 43% Mortgage 39% Installment 17% Held for Sale 0% 7 $2.8 $2.9 $2.9 $3.0 $3.3 $3.4 $3.4 $3.5 $3.6 $3.7 3 .9 5% 4 .1 3% 4 .0 8% 3 .8 2% 4 .0 1% 4 .3 9% 4 .9 0% 5 .0 7% 5 .3 6% 5 .5 3 % Q 2 '2 1 Q 3 '2 1 Q 4 '2 1 Q 1 '2 2 Q 2 '2 2 3 Q '2 2 4 Q '2 2 1 Q '2 3 2 Q '2 3 3 Q '2 3 Total Portfolio Loans Yield on Loans $3.7B

9% $149 9% $147 6% $99 6% $90 5% $73 4% $71 3% $54 3% $51 3% $43 $40 $40 $40 $35 $30 $73 Manufacturing Construction Health Care and Social Assistance Retail Hotel and Accomodations Real Estate Rental and Leasing Transportation Other Services (except Public Administration) Wholesale Professional, Scientific, and Technical Services Arts, Entertainment, and Recreation Food Service Finance and Insurance Assisted Living Concentrations within $1.6B Commercial Loan Portfolio Loans by Industry as a % of Total Commercial Loans ($ in millions) Investor RE by Collateral Type as a % of Total Commercial Loans ($ in millions) Note: $1.03 billion, or 63.6% of the commercial loan portfolio is C&I or owner occupied, while $592 million, or 36.4% is investment real estate. The percentage concentrations are based on the entire commercial portfolio of $1.63 billion as of September 30, 2023 8 $1.03B 10.18%, Commercial Industrial, $157 8.87%, Retail, $136 6.08%, Office, $93 5.23%, Construction, $80 3.23%, Multifamily, $50 2.50%, 1-4 Family, $38 1.75%, Land, Vacant Land and Development, $27 0.68%, Special Purpose, $10 $592MM

$5.0 $1.6 $1.3 $1.9 $0.8 $0.2 $0.5 $0.5 $0.7 $0.4 $- $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 2016 2017 2018 2019 2020 2021 2022 Q1'23 Q2'23 Q3'23 Note 1: Non-performing loans and non-performing assets exclude troubled debt restructurings that are performing. Note 2: 12/31/16 30 to 89 days delinquent data excludes $1.63 million of payment plan receivables that were held for sale. 9 Credit Quality Summary Non-performing Loans ($ in Millions) ORE/ORA ($ in Millions) 30 to 89 Days Delinquent ($ in Millions) Non-performing Assets ($ in Millions) 9 $13.4 $8.2 $8.6 $9.5 $7.9 $5.1 $3.7 $3.9 $4.0 $4.7 0.4% 0.3% 0.3% 0.3% 0.2% 0.1% 0.1% 0.1% 0.1% -0.1% 0.1% 0.3% 0.5% 0.7% 0.9% $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 2016 2017 2018 2019 2020 2021 2022 Q1'23 Q2'23 Q3'23 Non-performing Loans (NPLs) NPLs / Total Loans $13.4 $8.2 $9.0 $9.5 $7.9 $5.1 $3.7 $3.9 $4.0 5.2 $5.0 $1.6 $1.3 $1.9 $0.8 $0.2 $0.5 $0.5 $0.7 0.4 $- $5.0 $10.0 $15.0 $20.0 2016 2017 2018 2019 2020 2021 2022 Q1'23 Q2'23 Q3'23 Non-performing Loans 90+ Days PD ORE/ORA $5.3 $4.8 $4.4 $7.2 $13.2 $2.3 $3.1 $1.9 $4.4 $4.9 0.3% 0.2% 0.2% 0.3% 0.5% 0.1% 0.1% 0.1% 0.1% 0.1% 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 2016 2017 2018 2019 2020 2021 2022 Q1'23 Q2'23 Q3'23 30-89 Days PD 30-89 Days PD / Total Loans

• Long-term capital Priorities: Capital retention to support organic growth, acquisitions and return of capital through strong and consistent dividends and share repurchases. • Well capitalized in all regulatory capital measurements. • Tangible common equity ratio excluding the impact of unrealized losses on securities AFS and HTM is 8.2% Strong Capital Position TCE / TA (%) Leverage Ratio (%) CET1 Ratio (%) Total RBC Ratio (%) 10 6.3 6.2 6.4 6.6 6.7 6.7 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 8.7 8.8 8.9 8.9 8.9 8.9 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 10.3 10.3 10.4 10.6 10.4 10.4 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 13.7 13.5 13.6 13.8 13.6 13.6 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23

$30.2 $30.5 $32.0 $31.0 $30.3 $31.4 $33.8 $34.3 $33.0 $36.1 $39.9 $40.6 $38.4 $38.4 $39.4 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 3.63 3.36 3.31 3.12 3.05 3.02 3.18 3.13 3.00 3.26 3.49 3.52 3.33 3.26 3.25 1.26 0.06 0.09 0.09 0.08 0.07 0.08 0.08 0.12 0.77 2.18 3.65 4.38 4.99 5.26 0.63 0.30 0.23 0.39 .14 .12 .11 .10 . 0 0.12 0.45 0.92 1.39 1.72 1.93 0 1 2 3 4 5 6 Q 1 '2 0 Q 2 '2 0 Q 3 '2 0 Q 4 '2 0 Q 1 '2 1 Q 2 '2 1 Q 3 '2 1 Q 4 '2 1 Q 1 '2 2 Q 2 '2 2 Q 3 '2 2 Q 4 '2 2 Q 1 '2 3 Q 2 '2 3 Q 3 '2 3 Net Interest Margin (FTE) Average Effective FF Yield Cost of Funds Net Interest Margin/Income • Net interest income was $39.4 million in 3Q’23 compared to $39.9 million in the prior year quarter. A decrease in the net interest margin was partially offset by an increase in average earnings assets. • Net interest margin was 3.25% during the third quarter of 2023, compared to 3.49% in the year- ago quarter and 3.26% in the second quarter of 2023. Yields, NIM and Cost of Funds (%) Net Interest Income ($ in Millions) 11

12

Linked Quarter Analysis

3Q'23 NIM Changes

Q2'23	3.26%
Change in earning asset mix	0.05%
Increase in loan and investment yield	0.16%
Change in funding mix	-0.03%
Increase in funding costs	-0.19%
Q3'23	3.25%

Linked Quarter Average Balances and FTE Rates ($ in thousands)

	3Q23			2Q23			Change		
	Avg Bal	Inc/Exp	Yield	Avg Bal	Inc/Exp	Yield	Avg Bal	Inc/Exp	Yield
Cash	$108,389	$1,468	5.37%	$66,023	$837	5.08%	$42,366	$631	0.29%
Investments	1,089,285	9,949	3.65%	1,129,352	9,839	3.49%	(40,067)	110	0.17%
Commercial loans	1,566,874	26,804	6.79%	1,483,042	24,616	6.66%	83,832	2,188	0.14%
Mortgage loans	1,479,029	16,941	4.58%	1,442,710	16,049	4.45%	36,319	892	0.14%
Consumer loans	648,631	7,692	4.70%	642,168	7,030	4.39%	6,463	662	0.31%
Earning assets	$4,892,208	$62,854	5.12%	$4,763,295	$58,371	4.91%	$128,913	$4,483	0.21%
Nonmaturity deposits	$2,598,170	$12,272	1.87%	$2,519,009	$10,515	1.67%	$79,161	1,757	0.21%
CDARS deposits	96,409	989	4.07%	84,466	806	3.83%	11,943	183	0.24%
Retail Time deposits	452,585	3,970	3.48%	417,281	2,989	2.87%	35,304	981	0.61%
Brokered deposits	267,816	3,512	5.20%	259,958	3,151	4.86%	7,858	361	0.34%
Bank borrowings	60,017	794	5.25%	55,762	728	5.24%	4,255	66	0.01%
IBC debt	79,182	1,468	7.36%	79,145	1,409	7.14%	37	59	0.21%
Cost of funds	$3,554,179	$23,005	2.57%	$3,415,621	$19,598	2.30%	$138,558	$3,407	0.27%
Free funds	$1,338,029			$1,347,674			($9,645)		
Net interest income		$39,849			$38,773			$1,076	
Net interest margin			3.25%			3.26%			-0.01%

Member FDIC · Equal Housing Lender

Be Independent

13

Interest Rate Risk Management

Changes in Net Interest Income (Dollars in 000's)

September 30, 2023

	-200	-100	Base-rate	100	200
Net Interest Income	$169,475	$171,069	$172,118	$171,200	$169,245
Change from Base	-1.54%	-0.61%		-0.53%	-1.67%

June 30, 2023

	-200	-100	Base-rate	100	200
Net Interest Income	$163,427	$164,904	$165,282	$164,068	$161,807
Change from Base	-1.12%	-0.23%		-0.73%	-2.10%

Simulation analyses calculate the change in net interest income over the next twelve months, under immediate parallel shifts in interest rates, based upon a static statement of financial condition, which includes derivative instruments, and does not consider loan fees.

- The increase in the base case modeled NII is due to an improvement in asset mix with an increase in loans and a decline in investments along with a slight benefit from higher rates. These improvements were partially offset by an adverse shift in the funding mix.
- The NII sensitivity profile is largely unchanged during the quarter for smaller rate changes of +/- 100 basis points. The exposure to rising rates decreased modestly for larger rate increases.
- Base-rate is a static balance sheet applying the spot yield curve from the valuation date.
- Stable core funding base. Transaction accounts fund 38.9% of assets and other non-maturity deposits fund another 20.2% of assets. Moderate wholesale funding of just 7.0% of assets.
- 32.0% of assets reprice in 1 month and 44.2% reprice in the next 12 months.
- Continually evaluating strategies to manage NII through hedging as well as product pricing and structure.

Member FDIC EQUAL HOUSING LENDER

Be Independent

$19.7 $15.8 $18.9 $14.6 $16.9 $11.5 $10.5 $15.4 $15.6 3 6 .8% 3 0 .3% 3 5 .4% 2 7 .6% 2 7 .3% 1 8 .4% 1 6 .4% 1 8 .4% 2 0 .0% -5.0 5.0 15.0 25.0 35.0 45.0 55.0 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 Q 3 '2 1 Q 4 '2 1 Q 1 '2 2 Q 2 '2 2 Q 3 '2 2 Q 4 '2 2 Q 1 '2 3 Q 2 '2 3 Q 3 '2 3 Non-interest Income Non-interest Inc/Operating Rev (%) Strong Non-interest Income • The $1.6 million comparative quarterly decrease in mortgage loan servicing; net is primarily attributed to changes in the fair value of capitalized mortgage loan servicing rights associated with changes in mortgage loan interest rates and expected future prepayment levels. • Mortgage banking: − $2.1 million in net gains on mortgage loans in 3Q’23 vs. $2.9 million in the year ago quarter. The decrease is primarily due to lower mortgage loan sales volume that was partially offset by increased profit margins and fair value adjustments. − $172.9 million in mortgage loan originations in 3Q’23 vs. $209.0 million in 3Q’22 and $160.5 million in 2Q’23. − 3Q’23 mortgage loan servicing includes a $1.6 million ($0.06 per diluted share, after tax) increase in fair value adjustment due to price compared to an increase of $3.2 million ($0.12 per diluted share, after tax) in the year ago quarter. Source: Company documents. 3Q23 Non-interest Income (thousands) Non-interest Income Trends ($M) Interchange income $4,100 Service Chg Dep $3,309 Gain (Loss)- Mortgage Sale $2,099 Gain (Loss)- Securities $- Mortgage loan servicing, net $2,668 Investment & insurance commissions $875 Bank owned life insurance $124 Other income $2,436 14 $15.6M

Focus on Improved Efficiency • 3Q’23 efficiency ratio of 57.5%. • Compensation and employee benefits expense of $20.0 million, an decrease of $0.6 million from the prior year quarter. • Compensation (salaries and wages) increased $0.2 million due to raises that were generally effective at the start of the year, a decreased level of compensation that was deferred in the third quarter of 2023 as direct origination costs (lower mortgage loan origination volume). • $1.3 million decrease in performance-based compensation expense. • Payroll taxes and employee benefits increased $0.5 million primarily due to a higher healthcare related costs. • Data processing costs increased by $0.4 million primarily to core data processor annual asset growth and CPI related cost increases and lower net mortgage processing relating cost deferrals due to lower mortgage loan volume as well as the purchase of a new lending solution software. • Opportunities exist to gain additional efficiencies as we continue to optimize our delivery channels. Non-interest Expense ($M) Efficiency Ratio (4 quarter rolling average) Source: Company documents. 15 $ 3 4 .5 $ 3 4 .0 $ 3 1 .5 $ 3 2 .4 $ 3 2 .4 $ 3 2 .1 $ 3 1 .0 $ 3 2 .2 $ 3 2 .0 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 Q 3 '2 1 Q 4 '2 1 Q 1 '2 2 Q 2 '2 2 Q 3 '2 2 Q 4 '2 2 Q 1 '2 3 Q 2 '2 3 Q 3 '2 3 Compensation and Benefits Loan and Collection Occupancy Data Processing FDIC Insurance Other 61.7% 63.2% 64.8% 63.1% 61.3% 59.8% 60.4% 59.6% 59.9% Q 3 '2 1 Q 4 '2 1 1 Q '2 2 2 Q '2 2 3 Q '2 2 4 Q '2 2 1 Q '2 3 2 Q '2 3 3 Q '2 3

Category Outlook Outlook for 2023 *as of January, 2023 • IBCP forecast of low double digit (approximately 10%-12%) overall loan growth is based on increases in commercial loans and mortgage loans with installment loans remaining flat. Expect much of this growth to occur in the last three quarters of 2023. • This growth forecast also assumes a stable Michigan economy. • IBCP forecast of high single digit (7%-9%) growth is primarily supported by an increase in earning assets and a favorable shift in the earning asset base. Expect net interest margin (NIM) to be stable to slightly higher (0.05% - 0.10%) in 2023 compared to full-year 2022. • Primary driver is an increase in earing asset yield. The forecast assumes a 0.50% Fed rate increase in February, a 0.25% increase in March and a 0.25% decrease in September and December in the federal funds rate while long-term interest rates decline slightly over year-end 2022 levels. • Very difficult area to forecast. Future provision levels under CECL will be particularly sensitive to loan growth and mix, projected economic conditions, watch credit levels and loan default volumes. • The allowance as a percentage of total loans was at 1.51% at 12/31/22. • A full year 2023. provision (expense) for credit losses of approximately 0.25% to 0.35% of average total portfolio loans would not be unreasonable. 3Q’23 Update • Total portfolio loans increased $110.4 million (12.1% annualized) in 3Q’23 which is higher than our forecasted range. • Commercial and mortgage loans had positive growth in the third quarter. • 3Q’23 net interest income was $0.5 million (1.2%) lower than the prior year quarter. The net interest margin was 3.25% for the current quarter and 3.49 for the prior year quarter and down 0.01% from the linked quarter. • The 1.2% decrease in net interest income is due to a 0.24% decrease in net interest margin that was partially offset by a $281.0 million increase in average earning assets. • The provision for credit losses was an expense of $1.4 million (0.15% annualized) The 3Q’23 provision expense was primarily the result of loan growth and a decrease in prepayment speeds primarily related to jumbo mortgages. LENDING Continued growth NET INTEREST INCOME Growth driven primarily by higher average earning assets PROVISION FOR CREDIT LOSSES Steady asset quality metrics 16

Category Outlook Outlook • IBCP forecasted 2023 quarterly range of $11M to $13M with the total for the year down 20% to 25% from 2022 actual of $61.9M • Expect mortgage loan origination volumes in 2023 to be down by approximately 20%, a decline in mortgage loan servicing net of approximately 80%, interchange income in 2023 to increase approximately 2.0% to 3.0% as compared to 2022 and service charges on deposits to be collectively comparable to 2022 (a decline in NSF fees to be largely offset by an increase in treasury management related service charges). • IBCP forecasted 2023 quarterly range of $32.0M to $33.5M with the total for the year up 1.5% to 2.5% from the 2022 actual of $128.3M. • The primary driver is an increase in data processing and FDIC deposit insurance premiums. • Approximately an 18.8% effective income tax rate in 2023. This assumes a 21% statutory federal corporate income tax rate during 2023. • 2023 share repurchase authorization at approximately 5% (1.1 million) of outstanding shares. • Share repurchases will be dependent on capital levels, capital allocation options and share price trends. We are not modeling any share repurchases in 2023. 3Q’23 Update • Non-interest income totaled $15.6 million in 3Q’23, which was higher than the forecasted range. 3Q’23 mortgage loan originations, sales and gains totaled $172.9 million, $115.3 million and $2.1 million, respectively. • Mortgage loan servicing generated a gain of $2.7 million in 3Q’23. • Total non-interest expense was $32.0 million in the third quarter of 2023, which is within our forecasted range. • The comparative quarterly decrease is primarily due to declines in compensation and employee benefits, occupancy, net, and communications expense that were partially offset by increases in data processing, interchange expense and FDIC insurance expense. The decrease in compensation and employee benefits is primarily related to a lower expected level of incentive compensation. • 3Q’23 Update: Actual effective income tax rate of 19.0% for the 3Q’23. • 88,401 shares were repurchased in the third quarter of 2023 at a average share price of $19.15. 288,401 shares at an average share price of 17.21 have been repurchased in the first nine months of 2023. NON-INTEREST INCOME NON-INTEREST EXPENSES INCOME TAXES SHARE REPURCHASES 17

18

Strategic Initiatives

GROWTH

- Outside Sales - Relationship banking focus thru consistent calling on prospects and COI's.
- Inside Service/Sales – high retention + high cross sales, collaboration of strategic partners.
- Digital Marketing - Leverage data insights, target strategically, elevate brand image, personalize the customer experience.
- Leverage Referral Network – Fintech (ReferLive);
- New Products – SMB deposit product, Business digital pmts.
- Market Expansion – Through existing indirect dealer network.
- Selective and opportunistic bank and branch acquisitions.

PROCESS IMPROVEMENT & COST CONTROLS

- Process Automation – leverage core investments + Fintech partnerships: (Blend) mortgage; (Numerated) Commercial;
- Branch Optimization - including assessing existing locations, new locations, service hours, staffing, & workflow and leveraging technology.
- Promotion of Self-Serve Channels - (One Wallet, Treasury One, etc.)
- Leverage Banker Capacity – including on-line appointment setting.
- **Leverage Middleware + API's** – expediate new technology implementation.
- Optimize Office Space Utilization

TALENT MANAGEMENT

- Invest in our Team – competitive C&B offering, skill training, leadership development, etc.
- High Employee Engagement – thru fostering a culture of purpose, opportunity, continuous learning, diversity, reward + recognition.
- Promote Teamwork + Alignment across all business units.
- Invest in technology - to enhance the employee experience + customer experience.
- Client Service Model – well defined and applied.

RISK MANAGEMENT

- Utilize three layers of defense (business unit, risk management and internal audit). Independent & collaborative approach.
- Consistent earnings + maintain strong capital levels.
- Proactive credit quality monitoring and problem resolution.
- Manage Liquidity and IRR.
- Manage Operational risk, emphasizing cyber security, fraud prevention, and regulatory compliance.
- Effective relationships with regulators & other outside oversight parties. Proactive, transparent and good communication.

Member FDIC EQUAL HOUSING LENDER

Be Independent

Question and Answer Session Closing Remarks NASDAQ: IBCP Thank you for attending 19

Appendix Additional Financial Data and Non-GAAP Reconciliations 20

87% 80% 80% 98% 85% 73% 219% 203% 218% 237% 240% 222% 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 On-balance sheet / Uninsured Deposits Available Sources / Uninsured Deposits Note: Portfolio loans exclude loans HFS. Liquidity / Uninsured Deposits Strong Liquidity Position • Significant liquidity position to manage the current environment. • Total available liquidity significantly exceeds (210%) estimated uninsured deposit balances. • Established access and tested the BTFP, no borrowings at 9/30/23. • Attractive loan to deposit ratio of 81.6%. • Uninsured deposit to total deposits of approximately 23.2%, excluding brokered time deposits. Sources of Liquidity 21 Sources of Liquidity 3Q 2023 Current On-balance sheet Excess reserves at the Fed $ 68.9 Unpledged AFS Securities $ 666.3 Total On-balance sheet $ 735.2 On balance sheet liquidity to total deposits 16% Available Sources of Liquidity Unused FHLB & FRB (including BTFP) $ 1,377.3 Borrow capacity on unpledged bonds $ 749.4 Total Available Sources $ 2,126.7 Sources of Liquidity to total deposits 46%

$1,925 $927 $487 $236 $202 $573 $236 $2,127 $1,500 $723 $236 Consumer Commercial Public Funds Brokered Insured Deposits Uninsured Deposits $3,216 $3,297 $3,300 $3,403 $3,580 $3,570 $3,575 $989 $994 $1,027 $976 $965 $918 $1,011 $4,205 $4,291 $4,327 $4,379 $4,545 $4,488 $4,586 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 Insured Deposits Uninsured Deposits Granular Deposit Base • Average deposit account balance of approximately $20,422. • Average deposit balance excluding reciprocal deposit of $16,736. • Average Commercial deposit balance of $91,586. • Average retail deposit balance of $11,002. • 10 largest deposit accounts total $295,8 million or 6.45% of total deposits. − $204.6 million in ICS with FDIC coverage. • 100 largest deposit accounts total $915.6 million or 19.97% of total deposits. − $531.2 million in ICS with FDIC coverage. Note: Uninsured deposit calculation is an approximation. Uninsured Deposit by Segment (9/30/23) Uninsured Deposit Trend ($MM) 21%22%23%24% 24% 21% 37% 10% 29% 22

CRE – Office Metrics • 25.3% of portfolio is medical office buildings. • 92% of portfolio are located in suburban geographies. • 68.6% of CRE – Office mature after 2026. • Average loan size of $1.3 million. Maturing Exposure (millions) CRE - Office Fixed vs. Variable Geographic Location (millions) 23 $14.8 $4.8 $9.8 $64.1 M a tu ri n g 2 0 2 4 M a tu ri n g 2 0 2 5 M a tu ri n g 2 0 2 6 M a tu ri n g 2 0 2 7 & A ft e r 17% 83% $7 $86 Urban Suburban Fixed Variable

Historical Financial Data 24 here Year Ended December 31, Quarter Ended, ($M except per share data) 2019 2020 2021 2022 9/30/22 12/31/22 3/31/23 6/30/23 9/30/23 Balance Sheet: Total Assets $3,565 $4,204 $4,705 $5,000 $4,931 $5,000 $5,139 $5,136 $5,200 Portfolio Loans $2,725 $2,734 $2,905 $3,465 $3,410 $3,465 $3,510 $3,631 $3,741 Deposits $3,037 $3,637 $4,117 $4,379 $4,327 $4,379 $4,545 $4,488 $4,586 Tangible Common Equity $317 $357 $367 $317 $301 $317 $317 $345 $345 Profitability: Pre-Tax, Pre-Provision Income $58.6 $81.9 $75.4 $83.7 $24.4 $19.9 $18.0 $21.5 $23.0 Pre-Tax, Pre-Prov / Avg. Assets 1.70% 2.08% 1.62% 1.74% 1.98% 1.61% 1.43% 1.71% 1.77% Net Income(1) $46.4 $56.2 $62.9 $63.8 $17.3 $15.1 $13.0 $14.8 $17.5 Diluted EPS $2.00 $2.53 $2.88 $3.00 $0.81 $0.71 $0.61 $0.70 $0.83 Return on Average Assets(1) 1.35% 1.43% 1.41% 1.32% 1.40% 1.21% 1.06% 1.18% 1.34% Return on Average Equity(1) 13.6% 15.7% 16.1% 18.5% 20.5% 17.9% 14.8% 16.3% 18.7% Net Interest Margin (FTE) 3.80% 3.34% 3.10% 3.32% 3.49% 3.52% 3.33% 3.26% 3.25% Efficiency Ratio 64.9% 59.2% 62.9% 59.4% 56.3% 60.8% 62.1% 59.3% 57.5% Asset Quality: NPAs / Assets 0.32% 0.21% 0.11% 0.08% 0.08% 0.08% 0.09% 0.09% 0.10% NPAs / Loans + OREO 0.42% 0.32% 0.18% 0.12% 0.12% 0.12% 0.12% 0.13% 0.14% ACL / Total Portfolio Loans 0.96% 1.30% 1.63% 1.51% 1.50% 1.51% 1.44% 1.49% 1.48% NCOs / Avg. Loans (0.02%) 0.11% (0.07%) 0.00% 0.00% 0.00% 0.12% (0.00%) 0.00% Capital Ratios: TCE Ratio 9.0% 8.6% 7.9% 6.4% 6.2% 6.4% 6.6% 6.8% 6.7% Leverage Ratio 10.1% 9.2% 8.8% 8.8% 8.8% 8.8% 8.9% 9.0% 8.9% Tier 1 Capital Ratio 12.7% 13.3% 12.1% 11.4% 11.3% 11.4% 11.5% 11.4% 11.4% Total Capital Ratio 13.7% 16.0% 14.5% 13.7% 13.5% 13.7% 13.8% 13.7% 13.7%

Non-GAAP to GAAP Reconciliation 25 September 30, June 30, March 31, December 31, September 30, 2022 2021 2020 2019 2023 2023 2023 2022 2022 Net interest income $ 149,561 $ 129,765 $ 123,612 $ 122,581 $ 39,427 $ 38,350 $ 38,441 $ 40,602 $ 39,897 Non-interest income 61,909 76,643 80,745 47,736 15,611 15,417 10,551 11,468 16,861 Non-interest expense 128,341 131,023 122,413 111,733 32,036 32,248 30,957 32,091 32,366 Pre-Tax, Pre-Provision Income 83,129 75,385 81,944 58,584 23,002 21,519 18,035 19,979 24,392 Provision for credit losses 5,341 (1,928) 12,463 824 1,350 3,317 2,160 1,390 3,145 Income tax expense 14,437 14,418 13,329 11,325 4,109 3,412 2,884 3,503 3,950 Net income $ 63,351 $ 62,895 $ 56,152 $ 46,435 $ 17,543 $ 14,790 $ 12,991 $ 15,086 $ 17,297 Average total assets 4,825,723$ 4,465,577$ 3,933,655$ 3,440,232$ 5,192,114$ 5,044,746$ 4,988,440$ 4,934,859$ 4,884,841$ Performance Ratios Return on average assets 1.31% 1.41% 1.43% 1.35% 1.34% 1.18% 1.06% 1.21% 1.40% Pre-tax, Provision return on average assets 1.72% 1.69% 2.08% 1.70% 1.76% 1.71% 1.47% 1.61% 1.98% Year Ended December 31, Quarter Ended (Dollars in thousands)

Reconciliation of Non-GAAP Financial Measures 26 2023 2022 2023 2022 Net Interest Margin, Fully Taxable Equivalent ("FTE") Net interest income 39,427$ 39,897$ 116,218$ 108,959$ Add: taxable equivalent adjustment 422 462 1,284 1,425 Net interest income - taxable equivalent 39,849$ 40,359$ 117,502$ 110,384$ Net interest margin (GAAP) (1) 3.21% 3.45% 3.25% 3.21% Net interest margin (FTE) (1) 3.25% 3.49% 3.28% 3.25% (1) Annualized. Three Months Ended Nine Months Ended September 30, September 30, (Dollars in thousands)

Reconciliation of Non-GAAP Financial Measures (continued) 27 Tangible Common Equity Ratio September 30, June 30, March 31, December 31, September 30, 2022 2021 2020 2019 2023 2023 2022 2022 2022 Common shareholders' equity 347,596$ 398,484$ 389,522$ 350,169$ 374,998$ 375,162$ 367,714$ 347,596$ 332,308$ Less: Goodwill 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 Other intangibles 2,551 3,336 4,306 5,326 2,141 2,278 2,415 2,551 2,697 Tangible common equity 316,745$ 366,848$ 356,916$ 316,543$ 344,557$ 344,584$ 336,999$ 316,745$ 301,311$ Total assets $4,999,787 $4,704,740 $4,204,013 $3,564,694 $ 5,200,018 $5,135,564 $ 5,138,934 $ 4,999,787 $ 4,931,377 Less: Goodwill 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 28,300 Other intangibles 2,551 3,336 4,306 5,326 2,141 2,278 2,415 2,551 2,697 Tangible assets $4,968,936 $4,673,104 $4,171,407 $3,531,068 $ 5,169,577 $5,104,986 $ 5,108,219 $ 4,968,936 $ 4,900,380 Common equity ratio 6.95% 8.47% 9.27% 9.82% 7.21% 7.31% 7.16% 6.95% 6.74% Tangible common equity ratio 6.37% 7.85% 8.56% 8.96% 6.67% 6.75% 6.60% 6.37% 6.15% Year Ended December 31, Quarter Ended (Dollars in thousands)